Exhibit 99.2

[Horace Mann Educators Corporation logo]

Contact information:

Todd Nelson, Vice President – Finance

217-788-5738

HORACE MANN REPORTS RESULTS

FOR THIRD QUARTER

SPRINGFIELD, Ill., October 28, 2010 – – Horace Mann Educators Corporation (NYSE:HMN) today reported net income of $20.1 million (49 cents per share) and $65.7 million ($1.61 per share) for the three and nine months ended September 30, 2010, compared to $19.3 million (48 cents per share) and $51.3 million ($1.27 per share) for the same periods in 2009. Included in net income were net realized gains on securities of $12.1 million ($7.7 million after tax, or 19 cents per share) and $25.3 million ($16.3 million after tax, or 40 cents per share) for the three and nine months ended September 30, 2010, respectively. In the same periods in 2009, net income included net realized investment gains of $11.5 million ($7.4 million after tax, or 19 cents per share) and $21.7 million ($14.0 million after tax, or 35 cents per share), respectively. All per-share amounts are stated on a diluted basis.

“The continued improvement in Horace Mann’s net unrealized investment gain position, coupled with strong underlying operating results in the third quarter in our lead auto and annuity lines, resulted in a September 30, 2010 reported book value per share of $24.69, an increase of 33 percent over the last twelve months,” said Peter H. Heckman, President and Chief Executive Officer. “Net income before realized investment gains and losses was 30 cents per share for the third quarter, a 1 cent increase compared to a year ago, as adverse results in the property line were more than offset by improved earnings in auto and financial services,” continued Heckman. “Due to a significant level of catastrophe and non-catastrophe weather-related losses, as well as an increase in Florida sinkhole claims, our property and casualty earnings decreased compared to the third quarter of the prior year. The accident year combined ratio excluding catastrophes was 99.5 percent in the current quarter, which was about 2 percentage points higher than the same period last year. Partially offsetting the unfavorable property results, our auto current accident year combined ratio improved by almost 3 percentage points compared to prior year. And, further reflecting the benefits of our diverse sources of earnings, combined annuity and life segment net income increased significantly in the third quarter compared to prior year, including a notable improvement in the interest margin and a decrease in mortality costs.”

“We are lowering our estimate of full-year 2010 net income before realized investment gains and losses to between $1.55 and $1.65 per share, primarily reflecting the higher level of catastrophe and sinkhole losses in our property line, as well as the two previously disclosed one-time charges related to the write-off of property system development costs in the current quarter and the acceleration of CEO retirement expenses in the fourth quarter,” Heckman said. “This projection assumes a normal level of property and casualty weather losses and a continuing high level of sinkhole losses, along with moderate appreciation in the financial markets in the fourth quarter.”

Segment Earnings

The property and casualty segment recorded net income of $1.5 million for the quarter, a decrease of $2.3 million compared to the same period in 2009. Pretax catastrophe costs in the current quarter of $17.5 million increased $5.2 million compared to the $12.3 million incurred in the third quarter of 2009 and included $7.5 million of unfavorable development for catastrophes occurring in the first six months of 2010, primarily second quarter storms in the Midwest. The third quarter 2010 property and casualty combined ratio was 106.8 percent, including 12.6 percentage points due to catastrophe costs, compared to 104.1 percent, including 8.9 percentage points due to catastrophe costs, in the prior year period. An increase in non-catastrophe weather-related losses in the current quarter represented approximately 8 percentage points of the increase in the property combined ratio compared to the third quarter of 2009. Excluding claim settlement expenses, Florida sinkhole losses incurred in the current quarter and for the nine months of $6.9 million and $14.9 million, respectively, were somewhat higher than the company’s experience in the last two quarters of 2009; and, they exceeded the $5.0 million and $7.8 million incurred in the three and nine months ended September 30, 2009. “While high catastrophe and sinkhole losses continue to be a challenge to property and casualty earnings, our Florida risk mitigation plan, primarily focused on non-renewals, remains ahead of schedule,” said Heckman. Favorable prior years’ reserve development totaling $7.3 million was recorded in the third quarter, which represented 5.2 percentage points on the combined ratio, compared to $2.8 million, or 2.0 percentage points on the combined ratio, recorded in the third quarter of 2009. As previously disclosed, the segment’s third quarter 2010 operating expenses included a charge of $2.2 million to write off software development costs related to an upgrade of its property insurance administrative system. This charge was approximately 4 cents per share after tax and represented 1.6 percentage points and 0.5 percentage points of the total property and casualty combined ratios for the three and nine months ended September 30, 2010, respectively.

Annuity segment net income was $8.5 million for the three months ended September 30, 2010, increasing $1.2 million compared to the same period in 2009. The current quarter included a reduction in amortization as a result of the evaluation of deferred policy acquisition costs of $1.9 million compared to a reduction of $2.5 million due to the evaluation in the prior year. The interest margin earned on fixed annuity assets increased 23 percent compared to the third quarter of 2009, with year-to-date net interest spreads of 1.98 percent for the current period improving 38 basis points compared to a year ago. Charges and fees earned in the quarter, primarily on variable annuity contracts, increased 17 percent compared to prior year. Total annuity net fund flows continued to be positive in the current period, as they were throughout 2008 and 2009, with total accumulated account values increasing 9 percent compared to 12 months earlier. Total cash value persistency of 94 percent increased slightly compared to prior year.

Life segment net income of $5.6 million for the third quarter increased $1.1 million compared to the same period in 2009, due to growth in investment income and lower mortality costs in the current period. Life persistency remained strong at 95 percent.

Segment Revenues

Compared to 2009, the company’s total premiums written and contract deposits increased 6 percent and 3 percent for the quarter and year-to-date, respectively, driven by the current quarter increase in annuity deposit receipts.

Total property and casualty premiums written were comparable to the third quarter of 2009 and increased 1 percent for the nine months, each including increases in average property and auto premiums per policy.

Annuity deposits received increased 18 percent compared to the three months ended September 30, 2009, reflecting a 33 percent increase in single deposit and rollover receipts and scheduled, flexible premium annuity deposit receipts that were comparable to the prior year. For the nine months, total annuity deposit receipts increased 8 percent compared to a year earlier, also driven by single deposit and rollover receipts. Life segment insurance premiums and contract deposits decreased 1 percent compared to both the three and nine months of the prior year.

Sales and Distribution

For the three and nine months ended September 30, 2010, total new auto sales units decreased 8 percent and 5 percent, respectively, compared to the same periods in the prior year, primarily reflecting decreases in true new auto sales of 10 percent and 6 percent, respectively. Driven by increases in single premium and rollover deposits, total annuity sales increased 32 percent in the third quarter and 2 percent for the nine months, which was on top of the 38 percent growth in the nine months ended September 30, 2009. Total new life production decreased 24 percent and 9 percent compared to the prior year quarter and nine months, primarily due to decreases in sales of third-party vendor products.

At September 30, 2010, there was a combined total of 701 Exclusive Agencies and Employee Agents, compared to 716 at December 31, 2009 and 694 at September 30, 2009. “Our total number of agencies and agents increased during the quarter and was up compared to a year ago,” said Heckman. “We expect continued growth in the agency force in the fourth quarter to result in a favorable prior year comparison at year-end.” At September 30, 2010, there were 387 Horace Mann Exclusive

Agencies, an increase of 137 compared to December 31, 2009. The company’s Exclusive Agent opportunity was launched on January 1, 2009. Of the 387 Exclusive Agencies at quarter-end, 196 were formed by previous Employee Agents and 191 were formed by new appointments. In addition to the Exclusive Agencies, there were 314 Employee Agents at quarter-end.

Investment Gains and Losses

In the third quarter of 2010, pretax net realized investment gains were $12.1 million. The company realized $16.8 million of gross gains on securities during the quarter, partially offset by a $4.3 million credit-related impairment write-down on one security that the company no longer intended to hold until the value was fully recovered and $0.4 million of realized impairment losses on security disposals.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities of $360.5 million at September 30, 2010 continued to reflect improvement compared to the net unrealized gains of $222.8 million, $36.1 million and $84.1 million at June 30, 2010, December 31, 2009 and September 30, 2009, respectively.

Horace Mann – – the largest national multiline insurance company focusing on educators’ financial needs – – provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Quarterly Report on Form 10-Q for the period ended June 30, 2010 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

# # #

HORACE MANN EDUCATORS CORPORATION

Digest of Earnings and Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2010	2009	% Change	2010	2009	% Change
DIGEST OF EARNINGS

Net income	$20.1	$19.3	4.1%	$65.7	$51.3	28.1%

Net income per share:
Basic	$0.51	$0.49	4.1%	$1.67	$1.31	27.5%
Diluted	$0.49	$0.48	2.1%	$1.61	$1.27	26.8%

Weighted average number of shares and equivalent shares (in millions)
Basic	39.4	39.2	0.5%	39.3	39.2	0.3%
Diluted	41.1	40.6	1.2%	40.9	40.6	0.7%

HIGHLIGHTS

Operations

Insurance premiums written and contract deposits	$289.3	$271.7	6.5%	$782.8	$757.7	3.3%

Return on equity (A)				10.8%	14.1%	N.M.

Property & Casualty GAAP combined ratio	106.8%	104.1%	N.M.	100.8%	100.9%	N.M.
Effect of catastrophe costs on the Property & Casualty combined ratio	12.6%	8.9%	N.M.	9.8%	7.8%	N.M.

Exclusive agencies (B)				387	208	86.1%
Employee agents (C)				314	486	-35.4%
Total				701	694	1.0%

Additional Per Share Information

Dividends paid	$0.08	$0.0525	52.4%	$0.24	$0.1575	52.4%

Book value (D)				$24.69	$18.59	32.8%

Financial Position

Total assets				$6,984.5	$6,292.1	11.0%
Short-term debt				38.0	38.0	-
Long-term debt				199.7	199.6	0.1%
Total shareholders’ equity				973.9	728.6	33.7%

N.M. - Not meaningful.

(A)	Based on trailing 12-month net income and average quarter-end shareholders' equity.
(B)	Local Horace Mann agencies created and owned by independent contractors who have signed Exclusive Agent agreements with the Company (“Exclusive Agents”). Those agreements state that only the Company's products and limited additional third-party vendor products authorized by the Company will be marketed by the agencies. An independent contractor may sign multiple Exclusive Agent agreements with the Company and manage more than one Exclusive Agency.
(C)	Agents who have employee status with the Company and by contract market only the Company's products and limited additional third-party vendor products authorized by the Company.
(D)	Book value per share excluding the fair value adjustment for investments was $19.19 at September 30, 2010 and $17.30 at September 30, 2009. Ending shares outstanding were 39,444,031 at September 30, 2010 and 39,184,363 at September 30, 2009.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental GAAP Consolidated Data (Unaudited)

(Dollars in Millions)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2010	2009	% Change	2010	2009	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$168.0	$165.8	1.3%	$502.8	$491.8	2.2%
Net investment income	68.3	62.5	9.3%	203.3	181.4	12.1%
Net realized investment gains	12.1	11.5	5.2%	25.3	21.7	16.6%
Other income	1.6	1.8	-11.1%	5.3	6.6	-19.7%

Total revenues	250.0	241.6	3.5%	736.7	701.5	5.0%

Benefits, claims and settlement expenses	124.9	122.6	1.9%	356.2	348.6	2.2%
Interest credited	37.1	35.3	5.1%	108.9	103.5	5.2%
Policy acquisition expenses amortized	20.2	18.1	11.6%	66.1	60.2	9.8%
Operating expenses	36.1	34.9	3.4%	104.2	105.6	-1.3%
Amortization of intangible assets	-	-	-	-	0.2	-100.0%
Interest expense	3.4	3.5	-2.9%	10.4	10.5	-1.0%

Total benefits, losses and expenses	221.7	214.4	3.4%	645.8	628.6	2.7%

Income before income taxes	28.3	27.2	4.0%	90.9	72.9	24.7%
Income tax expense	8.2	7.9	3.8%	25.2	21.6	16.7%

Net income	$20.1	$19.3	4.1%	$65.7	$51.3	28.1%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$146.0	$146.3	-0.2%	$419.0	$414.2	1.2%
Involuntary and other property & casualty	0.6	0.6	-	3.1	2.5	24.0%

Total Property & Casualty	146.6	146.9	-0.2%	422.1	416.7	1.3%

Annuity deposits	118.6	100.5	18.0%	288.7	268.1	7.7%

Life	24.1	24.3	-0.8%	72.0	72.9	-1.2%

Total	$289.3	$271.7	6.5%	$782.8	$757.7	3.3%

ANALYSIS OF SEGMENT NET INCOME

Property & Casualty	$1.5	$3.8	-60.5%	$21.0	$19.8	6.1%

Annuity	8.5	7.3	16.4%	22.7	14.8	53.4%

Life	5.6	4.5	24.4%	15.7	12.9	21.7%

Corporate and other (A)	4.5	3.7	21.6%	6.3	3.8	65.8%

Net income	20.1	19.3	4.1%	65.7	51.3	28.1%

Catastrophe costs, after tax, included above (B)	(11.3)	(8.0)	41.3%	(26.3)	(20.7)	27.1%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items.
The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.
(B)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums. See also page 3.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2010	2009	% Change	2010	2009	% Change
PROPERTY & CASUALTY

Premiums written	$146.6	$146.9	-0.2%	$422.1	$416.7	1.3%
Premiums earned	139.3	137.6	1.2%	415.8	408.4	1.8%
Net investment income	9.2	8.8	4.5%	27.1	25.6	5.9%
Other income	0.1	0.3	-66.7%	0.4	2.3	-82.6%
Losses and loss adjustment expenses (LAE)	112.0	108.9	2.8%	313.9	309.2	1.5%
Operating expenses (includes policy acquisition expenses amortized)	36.9	34.4	7.3%	105.2	102.8	2.3%
Income (loss) before tax	(0.3)	3.4	N.M.	24.2	24.3	-0.4%
Net income	1.5	3.8	-60.5%	21.0	19.8	6.1%

Net investment income, after tax	7.9	7.6	3.9%	23.3	21.8	6.9%

Catastrophe costs, after tax (A)	11.3	8.0	41.3%	26.3	20.7	27.1%
Catastrophe losses and LAE, before tax	17.5	12.3	42.3%	40.5	31.9	27.0%
Reinsurance reinstatement premiums, before tax	-	-	-	-	-	-

Operating statistics:
Loss and loss adjustment expense ratio	80.4%	79.2%	N.M.	75.5%	75.7%	N.M.
Expense ratio	26.4%	24.9%	N.M.	25.3%	25.2%	N.M.
Combined ratio	106.8%	104.1%	N.M.	100.8%	100.9%	N.M.

Effect on the combined ratio of:
Catastrophe costs	12.6%	8.9%	N.M.	9.8%	7.8%	N.M.
Write-off software development costs (operating expense)	1.6%	-	N.M.	0.5%	-	N.M.
Claims office consolidation costs (all in LAE)	-	0.3%	N.M.	-	0.9%	N.M.

Automobile and property detail:
Premiums written (voluntary) (B)	$146.0	$146.3	-0.2%	$419.0	$414.2	1.2%
Automobile	93.9	94.7	-0.8%	279.9	279.3	0.2%
Property	52.1	51.6	1.0%	139.1	134.9	3.1%

Premiums earned (voluntary) (B)	138.7	137.1	1.2%	413.7	406.8	1.7%
Automobile	93.0	92.8	0.2%	279.1	276.8	0.8%
Property	45.7	44.3	3.2%	134.6	130.0	3.5%

Policies in force (voluntary) (in thousands)				772	790	-2.3%
Automobile				516	529	-2.5%
Property				256	261	-1.9%

Policy renewal rate (voluntary)
Automobile (6 months)				91.4%	91.7%	N.M.
Property (12 months)				88.0%	89.5%	N.M.

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	66.4%	72.9%	N.M.	66.8%	70.9%	N.M.
Expense ratio	25.1%	25.1%	N.M.	24.8%	25.4%	N.M.
Combined ratio	91.5%	98.0%	N.M.	91.6%	96.3%	N.M.

Effect on the combined ratio of:
Catastrophe costs	1.7%	1.3%	N.M.	1.1%	0.9%	N.M.
Claims office consolidation costs (all in LAE)	-	0.4%	N.M.	-	1.1%	N.M.

Total property operating statistics:
Loss and loss adjustment expense ratio	109.0%	92.3%	N.M.	93.2%	86.0%	N.M.
Expense ratio	29.3%	24.4%	N.M.	26.4%	24.6%	N.M.
Combined ratio	138.3%	116.7%	N.M.	119.6%	110.6%	N.M.

Effect on the combined ratio of:
Catastrophe costs	35.4%	25.4%	N.M.	28.1%	22.9%	N.M.
Write-off software development costs (operating expense)	5.0%	-	N.M.	1.7%	-	N.M.
Claims office consolidation costs (all in LAE)	-	0.1%	N.M.	-	0.5%	N.M.

Prior years' reserves favorable (adverse) development, pretax
Voluntary automobile	$5.2	$1.7	205.9%	$10.7	$6.7	59.7%
Total property	2.1	0.9	133.3%	3.9	0.9	N.M.
Other property and casualty	-	0.2	-100.0%	-	0.7	-100.0%

Total	7.3	2.8	160.7%	14.6	8.3	75.9%

N.M. - Not meaningful.

(A)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.
(B)	Amounts are net of additional ceded premiums to reinstate the Company's property and casualty catastrophe reinsurance coverage, if any, as quantified above.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2010	2009		2010	2009
ANNUITY

Contract deposits	$118.6	$100.5	18.0%	$288.7	$268.1	7.7%
Variable	26.0	26.5	-1.9%	81.8	82.5	-0.8%
Fixed	92.6	74.0	25.1%	206.9	185.6	11.5%
Contract charges earned	4.2	3.6	16.7%	13.0	10.2	27.5%
Net investment income	42.1	37.8	11.4%	125.2	109.6	14.2%
Net interest margin (without realized investment gains and losses)	15.1	12.3	22.8%	46.5	35.5	31.0%
Other income	0.9	0.8	12.5%	2.9	2.2	31.8%
Mortality loss and other reserve changes	(0.3)	0.4	N.M.	(1.2)	0.7	N.M.
Operating expenses (includes policy acquisition expenses amortized)	7.3	6.2	17.7%	29.5	26.7	10.5%
Income before tax	12.6	10.9	15.6%	31.7	21.9	44.7%
Net income	8.5	7.3	16.4%	22.7	14.8	53.4%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$1.9	$2.5	-24.0%	$(0.9)	$0.8	N.M.
Guaranteed minimum death benefit reserve	0.1	0.5	-80.0%	-	0.7	-100.0%
Annuity contracts in force (in thousands)				178	177	0.6%
Accumulated value on deposit				$3,934.4	$3,601.5	9.2%
Variable				1,267.6	1,153.7	9.9%
Fixed				2,666.8	2,447.8	8.9%
Annuity accumulated value retention - 12 months
Variable accumulations				93.4%	93.4%	N.M.
Fixed accumulations				94.6%	94.1%	N.M.

LIFE

Premiums and contract deposits	$24.1	$24.3	-0.8%	$72.0	$72.9	-1.2%
Premiums and contract charges earned	24.5	24.6	-0.4%	74.0	73.2	1.1%
Net investment income	17.3	16.2	6.8%	51.8	47.0	10.2%
Income before tax	8.9	6.9	29.0%	24.6	20.2	21.8%
Net income	5.6	4.5	24.4%	15.7	12.9	21.7%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(0.3)	$(0.1)	200.0%	$(0.4)	$(0.2)	100.0%
Life policies in force (in thousands)				208	215	-3.3%
Life insurance in force				$13,833	$13,667	1.2%
Lapse ratio - 12 months
(Ordinary life insurance)				5.0%	5.5%	N.M.

CORPORATE AND OTHER (A)

Components of income (loss) before tax:
Net realized investment gains	$12.1	$11.5	5.2%	$25.3	$21.7	16.6%
Interest expense	(3.4)	(3.5)	-2.9%	(10.4)	(10.5)	-1.0%
Other operating expenses, net investment income and other income	(1.6)	(2.0)	-20.0%	(4.5)	(4.7)	-4.3%
Income before tax	7.1	6.0	18.3%	10.4	6.5	60.0%
Net income	4.5	3.7	21.6%	6.3	3.8	65.8%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items.

The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended September 30,			Nine Months Ended September 30,
	2010	2009	% Change	2010	2009	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized cost 2010, $3,642.3; 2009, $3,207.9)				$3,951.9	$3,263.3	21.1%
Equity securities, at fair value (cost 2010, $29.8; 2009, $45.4)				31.2	41.3	-24.5%
Short-term investments				142.0	359.3	-60.5%
Short-term investments, securities lending collateral				-	-	-
Policy loans and other				119.6	113.8	5.1%

Total Annuity and Life investments				4,244.7	3,777.7	12.4%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2010, $767.9; 2009, $717.3)				814.7	750.3	8.6%
Equity securities, at fair value (cost 2010, $18.0; 2009, $19.4)				20.8	19.2	8.3%
Short-term investments				7.2	17.3	-58.4%
Short-term investments, securities lending collateral				-	-	-

Total Property & Casualty investments				842.7	786.8	7.1%

Corporate investments				29.2	26.3	11.0%

Total investments				5,116.6	4,590.8	11.5%

Net investment income
Before tax	$68.3	$62.5	9.3%	$203.3	$181.4	12.1%
After tax	46.3	42.5	8.9%	137.8	123.1	11.9%

Net realized investment gains (losses) by investment portfolio included in Corporate and Other segment loss
Property & Casualty	$1.2	$3.4	-64.7%	$4.9	$(2.5)	N.M.
Annuity	7.3	4.9	49.0%	15.8	16.3	-3.1%
Life	3.6	3.2	12.5%	4.4	7.9	-44.3%
Corporate and Other	-	-	-	0.2	-	N.M.

Total, before tax	12.1	11.5	5.2%	25.3	21.7	16.6%
Total, after tax	7.7	7.4	4.1%	16.3	14.0	16.4%
Per share, diluted	$0.19	$0.19	-	$0.40	$0.35	14.3%

N.M. - Not meaningful.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	September 30, 2010		June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009
	Fair Value	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)
FIXED MATURITY & EQUITY SECURITY INVESTMENTS
Fixed income securities
U.S. government and federally sponsored agency bonds	$560.1	$27.0	$11.4	$(10.0)	$(13.8)	$2.0
Municipal bonds	1,011.7	72.7	46.5	28.9	22.8	56.1
Corporate bonds
Financial institutions	303.2	26.9	14.0	14.1	8.1	6.9
Other	1,389.2	168.6	127.6	88.7	73.0	84.6
High yield	192.9	6.1	(2.4)	(1.8)	(5.9)	(11.8)
Foreign government bonds	47.1	4.1	1.4	2.8	2.0	3.0
Mortgage-backed securities
Prime agency	504.2	37.2	35.1	17.6	18.3	23.9
Prime other	16.1	1.1	0.6	0.3	0.4	0.5
Sub-prime, Alt-A	0.3	-	(0.1)	(0.1)	(0.1)	(0.4)
Commercial mortgage-backed securities	286.6	(11.2)	(23.9)	(51.5)	(67.5)	(71.7)
Asset-backed securities
Sub-prime, Alt-A	0.2	-	-	-	-	(0.5)
Collateralized debt obligations, collateralized loan obligations	32.4	1.0	(1.6)	(1.9)	(4.1)	(3.3)
Other	347.0	20.8	15.0	12.0	8.2	4.5
Preferred stocks
Financial institutions	82.2	0.5	(3.4)	(1.3)	(6.4)	(9.5)
Other	43.6	4.7	1.6	2.8	0.3	(0.7)

Total fixed income securities	4,816.8	359.5	221.8	100.6	35.3	83.6

Common stocks	1.7	1.0	1.0	1.1	0.8	0.5
Derivatives	-	-	-	-	-	-

Total fixed maturity and equity security investments	$4,818.5	$360.5	$222.8	$101.7	$36.1	$84.1